Exhibit 99.1

Press Release January 22, 2025

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

Steel Dynamics Reports Fourth Quarter and Annual 2024 Results

FORT WAYNE, INDIANA, January 22, 2025 / PRNewswire /

Annual 2024 Performance Highlights:

▪	Second highest steel shipments of 12.7 million tons

▪	Net sales of $17.5 billion, operating income of $1.9 billion, and net income of $1.5 billion

▪	Adjusted EBITDA of $2.5 billion and cash flow from operations of $1.8 billion

▪	Strong liquidity of $2.2 billion as of December 31, 2024

▪	Share repurchases of $1.2 billion of the company’s common stock, representing six percent of its outstanding shares

▪	Strong after-tax return-on-invested-capital of 23 percent for the three-year period ended December 31, 2024

Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced fourth quarter and annual 2024 financial results. The company reported fourth quarter 2024 net sales of $3.9 billion and net income of $207 million, or $1.36 per diluted share. Comparatively, the company’s sequential third quarter 2024 net income was $318 million, or $2.05 per diluted share, and prior year fourth quarter net income was $424 million, or $2.61 per diluted share.

“The teams achieved solid operational and financial performance across our operating platforms during 2024, resulting in annual net sales of $17.5 billion, operating income of $1.9 billion, and adjusted EBITDA of $2.5 billion,” said Mark D. Millett, Co-founder, Chairman, and Chief Executive Officer. “Based on the team’s performance, we demonstrated the strength and consistency of our cash generation with annual cash flow from operations of $1.8 billion and liquidity of $2.2 billion. All while continuing to grow our business with significant organic growth investments, coupled with strong shareholder distributions through our positive dividend growth profile and meaningful share repurchases. We have a firm foundation for our continued long-term growth and ongoing value creation strategy.

“Underlying domestic steel demand was stable throughout 2024 supported by the construction, automotive, industrial, and energy sectors,” continued Millett. “However, steel imports of certain products, most notably coated flat rolled steels, increased significantly in 2024, negatively impacting the supply / demand balance, causing pricing pressure for flat rolled steel products. We do expect to see unfairly traded steel imports decline in 2025, based on the recent CORE trade case we initiated in late 2024. Declining steel imports, coupled with steady to increasing North American steel demand, provides a positive commercial environment for 2025. We have experienced strong order activity for flat rolled steel so far in 2025, and prices have stabilized with continued positive customer outlook.

“Despite some headwinds in 2024, our steel operations achieved near-record annual shipments of 12.7 million tons and historically strong operating income of $1.6 billion,” stated Millett. “Our steel fabrication business also achieved historically strong earnings with operating income of $667 million. Despite a challenging pricing environment throughout much of the year, our metals recycling team achieved operating income of $77 million. The strength of our diversified, value-added circular manufacturing model was certainly demonstrated in 2024.”

Fourth Quarter 2024 Comments

Fourth quarter 2024 operating income for the company’s steel operations was $165 million, representing a 46 percent sequential decline, based on seasonally lower steel shipments and metal spread compression, as average realized steel selling values declined. The company also experienced an unplanned outage at its Butler Flat Roll Division further reducing quarterly volume by an estimated 50,000 tons. The fourth quarter 2024 average external product selling price for the company’s steel operations decreased $48 per ton sequentially to $1,011 per ton. The average ferrous scrap cost per ton melted at the company’s steel mills increased to $370 per ton, or $3 per ton. Additionally, the company’s Sinton Texas Flat Roll Steel Division operated at levels in excess of 80 percent during November and December, while also improving product quality and cost efficiency. However, there are still additional operating costs in the system, which elicited an operating loss of $58 million in the fourth quarter 2024 related to these operations. The company expects these extra costs to dissipate throughout the first quarter resulting in positive operating income contributions beginning in the first half of 2025 and increasing throughout the year.

Fourth quarter 2024 operating income from the company’s metals recycling operations was $23 million, representing a $13 million increase compared to sequential third quarter results, as metal spread improvement and continued cost efficiencies more than offset lower seasonal shipments.

The company’s steel fabrication operations achieved strong operating income of $142 million in the fourth quarter 2024, below sequential third quarter results, based on seasonally lower shipments and slight metal spread compression, as realized selling values declined modestly. Seasonal order inquiry in the fourth quarter was constructive, and the steel fabrication order backlog extends deep into the first half of 2025 at attractive pricing levels. The company believes that the continued onshoring of manufacturing, coupled with the robust U.S. infrastructure and Inflation Reduction Act programs will drive industrial construction activity, and provide an environment for strong steel joist and deck demand, as well as flat rolled and long product steel demand.

Annual 2024 Comparison

Annual 2024 net income was $1.5 billion, or $9.84 per diluted share, with net sales of $17.5 billion, as compared to net income of $2.5 billion, or $14.64 per diluted share, with net sales of $18.8 billion for the same period in 2023.

Annual 2024, net sales decreased seven percent to $17.5 billion and operating income declined 38 percent to $1.9 billion, when compared to the same period of 2023. The decline in earnings was driven by lower shipments and metal spread contraction within the company’s steel and steel fabrication operations, as lower realized product pricing outpaced lower primary raw material costs. Annual 2024 operating income from the company’s steel operations declined $309 million and steel fabrication operations declined $926 million, when compared to prior year’s earnings. The average 2024 external selling price for the company’s steel operations decreased $48 per ton to $1,104 per ton compared to the same period of 2023, and the average ferrous scrap cost per ton melted at the company’s steel mills decreased $28 per ton to $386 per ton. Additionally, the company’s Sinton Texas Flat Roll Steel Division incurred operating losses of $182 million during 2024, compared to operating losses of $241 million in 2023.

Based on the company’s differentiated circular business model and highly-variable cost structure, the company generated strong cash flow from operations of $1.8 billion during 2024. The company also invested $1.9 billion in organic growth investments, paid cash dividends of $283 million, and repurchased $1.2 billion of its outstanding common stock, representing six percent of its outstanding shares, all while maintaining strong liquidity of $2.2 billion as of December 31, 2024.

Outlook

“We believe the market dynamics are in place to support increased demand across our operating platforms in 2025,” said Millett. “Steel pricing has stabilized, and customer optimism continues to be solid across our steel operations, as demand continues to be steady. In addition, we believe demand for lower-carbon emission, U.S. produced steel products will also support future domestic steel pricing. The continued onshoring of manufacturing businesses, combined with the expectation of significant fixed asset investment to be derived from public funding related to the U.S. Infrastructure, Inflation Reduction Act, and Department of Energy programs, will competitively position the domestic steel industry. We believe current trade actions could also reduce volumes of unfairly traded steel imports into the United States, especially for coated flat rolled steel, which could have a significant positive impact for us, as we are the largest non-automotive flat rolled steel coater in the United States. We believe these broader dynamics will benefit all of our operating platforms, especially our steel and steel fabrication businesses.

“Our four new value-added flat rolled steel coating lines that began operating in the first half of 2024 continue to increase volume. The teams produced prime quality galvanized and painted products on all four lines in record time. We have had limited benefit from these new lines as production ramped but expect to realize the full run-rate earnings potential in 2025. Value-added product investments such as these enhance our differentiated supply-chain capabilities, while also increasing our higher-margin product offerings, which already represent over 65 percent of our steel revenues.

“Our aluminum team is executing exceptionally well. The team successfully cast their first industrial and beverage can ingots on Cast Complex #1 in Columbus, Mississippi, on January 12, 2025,” said Millett. “We plan to continue commissioning throughout the facility during the coming months, and to produce commercially viable products before mid-year 2025. This represents a meaningful growth opportunity for us, which is aligned with our existing business and operational expertise. We have intentionally grown with our customers’ needs, providing efficient sustainable supply chain solutions for the highest quality products. We are pleased to further diversify our end markets with plans to supply aluminum flat rolled products with high recycled content to the countercyclical sustainable beverage can and packaging industry, in addition to the automotive, industrial, and construction sectors. Our customers and our people are incredibly excited for this growth opportunity.

“Our commitment is to the health and safety of our teams, families, and communities, while meeting the current and future needs of our customers. Our culture and business model continue to positively differentiate our performance compared to others. We continue to strengthen our financial position through strong cash flow generation and the execution of our long-term strategy,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss fourth quarter and annual 2024 operating and financial results on Thursday, January 23, 2025, at 11:00 a.m. Eastern Standard Time. You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Standard Time on January 30, 2025.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in North America, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections, and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Financial Metrics

The company believes that after-tax return-on-invested capital (After-tax ROIC) provides an indication of the effectiveness of the company’s invested capital and is calculated as follows:

After-tax ROIC =	Net Income Attributable to Steel Dynamics, Inc.
(Quarterly Average Current Maturities of Long-term Debt + Long-term Debt + Total Equity)

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that the non-GAAP financial measures EBITDA and Adjusted EBITDA provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to and not as an alternative for the company’s reported results prepared in accordance with GAAP. In addition, not all companies use identical calculations for EBITDA or Adjusted EBITDA; therefore, EBITDA and Adjusted EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate", "intend", "believe", "estimate", "plan", "seek", "project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes and supplies, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, and other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations from our customers or related regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (17) the impacts of impairment charges.

More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our Quarterly Reports on Form 10-Q, or in other reports which we file with the Securities and Exchange Commission. These reports are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on our website, www.steeldynamics.com under “Investors – SEC Filings.”

Contact:  Investor Relations — +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Year Ended		Three Months
	December 31,		December 31,		Ended
	2024	2023	2024	2023	Sept. 30, 2024
Net sales	$3,872,138	$4,233,423	$17,540,390	$18,795,316	$4,341,615
Costs of goods sold	3,430,404	3,502,539	14,737,804	14,749,433	3,736,398
Gross profit	441,734	730,884	2,802,586	4,045,883	605,217

Selling, general and administrative expenses	176,904	157,207	664,119	588,621	167,692
Profit sharing	19,755	47,055	164,904	272,033	34,444
Amortization of intangible assets	7,573	8,086	30,526	34,048	7,644
Operating income	237,502	518,536	1,943,037	3,151,181	395,437

Interest expense, net of capitalized interest	14,579	14,795	56,347	76,484	17,071
Other (income) expense, net	(21,040)	(38,498)	(96,191)	(144,246)	(29,659)
Income before income taxes	243,963	542,239	1,982,881	3,218,943	408,025

Income tax expense	34,091	115,199	432,925	751,611	87,131
Net income	209,872	427,040	1,549,956	2,467,332	320,894
Net income attributable to noncontrolling interests	(2,579)	(2,770)	(12,822)	(16,450)	(3,092)
Net income attributable to Steel Dynamics, Inc.	$207,293	$424,270	$1,537,134	$2,450,882	$317,802

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$1.36	$2.63	$9.89	$14.72	$2.06

Weighted average common shares outstanding	152,096	161,434	155,420	166,552	154,061

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$1.36	$2.61	$9.84	$14.64	$2.05

Weighted average common shares and share equivalents outstanding	152,801	162,276	156,136	167,431	154,810

Dividends declared per share	$0.46	$0.425	$1.84	$1.70	$0.46

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and equivalents	$589,464	$1,400,887
Short-term investments	147,811	721,210
Accounts receivable, net	1,417,199	1,608,307
Inventories	3,113,733	2,894,632
Other current assets	163,131	162,790
Total current assets	5,431,338	6,787,826

Property, plant and equipment, net	8,117,988	6,734,218

Intangible assets, net	227,234	257,759

Goodwill	477,471	477,471

Other assets	681,202	651,146
Total assets	$14,935,233	$14,908,420
Liabilities and Equity
Current liabilities
Accounts payable	$979,912	$1,088,330
Income taxes payable	3,783	5,524
Accrued expenses	739,898	778,455
Current maturities of long-term debt	426,990	459,987
Total current liabilities	2,150,583	2,332,296

Long-term debt	2,804,017	2,611,069

Deferred income taxes	902,186	944,768

Other liabilities	133,201	180,760
Total liabilities	5,989,987	6,068,893

Commitments and contingencies

Redeemable noncontrolling interests	171,212	171,212

Equity
Common stock	652	651
Treasury stock, at cost	(7,094,266)	(5,897,606)
Additional paid-in capital	1,229,819	1,217,610
Retained earnings	14,798,082	13,545,590
Accumulated other comprehensive income	-	421
Total Steel Dynamics, Inc. equity	8,934,287	8,866,666
Noncontrolling interests	(160,253)	(198,351)
Total equity	8,774,034	8,668,315
Total liabilities and equity	$14,935,233	$14,908,420

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Operating activities:
Net income	$209,872	$427,040	$1,549,956	$2,467,332

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125,550	111,722	478,907	437,804
Equity-based compensation	25,136	21,944	66,589	61,744
Deferred income taxes	(40,968)	(16,348)	(42,583)	55,665
Other adjustments	(7,286)	912	(5,507)	(19,716)
Changes in certain assets and liabilities:
Accounts receivable	147,758	273,743	191,108	446,765
Inventories	(69,535)	43,952	(221,036)	232,282
Other assets	8,336	(13,273)	(13,718)	(23,777)
Accounts payable	(55,757)	24,085	(67,361)	(30,148)
Income taxes receivable/payable	3,166	(39,900)	10,183	56,756
Accrued expenses	600	30,763	(102,035)	(164,779)
Net cash provided by operating activities	346,872	864,640	1,844,503	3,519,928

Investing activities:
Purchases of property, plant and equipment	(453,175)	(514,945)	(1,868,006)	(1,657,905)
Purchases of short-term investments	(39,461)	(452,777)	(739,340)	(1,145,493)
Proceeds from maturities of short-term investments	536,443	233,074	1,312,294	1,054,742
Other investing activities	7,348	(140)	(8,308)	(221,593)
Net cash provided by (used in) investing activities	51,155	(734,788)	(1,303,360)	(1,970,249)

Financing activities:
Issuance of current and long-term debt	337,381	299,059	2,482,919	1,365,664
Repayment of current and long-term debt	(792,089)	(324,620)	(2,324,058)	(1,367,553)
Dividends paid	(70,400)	(69,483)	(282,616)	(271,317)
Purchase of treasury stock	(295,140)	(386,682)	(1,212,164)	(1,452,203)
Other financing activities	(3,525)	(12,650)	(16,678)	(51,725)
Net cash used in financing activities	(823,773)	(494,376)	(1,352,597)	(1,777,134)

Decrease in cash, cash equivalents, and restricted cash	(425,746)	(364,524)	(811,454)	(227,455)
Cash, cash equivalents, and restricted cash at beginning of period	1,020,756	1,770,988	1,406,464	1,633,919
Cash, cash equivalents, and restricted cash at end of period	$595,010	$1,406,464	$595,010	$1,406,464

Supplemental disclosure information:
Cash paid for interest	$41,512	$41,940	$100,978	$103,165
Cash paid for income taxes, net	$80,308	$169,731	$463,763	$642,667

Steel Dynamics, Inc.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(dollars in thousands)

	Fourth Quarter		Year to Date
	2024	2023	2024	2023	1Q 2024	2Q 2024	3Q 2024
External Net Sales
Steel	$2,645,994	$2,915,325	$12,061,484	$12,640,551	$3,366,237	$3,132,232	$2,917,021
Steel Fabrication	396,226	520,573	1,763,502	2,798,934	447,179	472,832	447,265
Metals Recycling	482,081	439,351	2,005,134	1,936,457	507,270	517,167	498,616
Aluminum	60,099	48,719	258,547	248,200	62,203	69,265	66,980
Other	287,738	309,455	1,451,723	1,171,174	311,114	441,138	411,733
Consolidated Net Sales	$3,872,138	$4,233,423	$17,540,390	$18,795,316	$4,694,003	$4,632,634	$4,341,615
Operating Income (Loss)
Steel	$164,989	$364,829	$1,586,904	$1,895,983	$674,648	$442,317	$304,950
Steel Fabrication	142,189	249,930	666,984	1,593,425	178,381	180,780	165,634
Metals Recycling	23,361	6,703	76,807	67,236	16,659	26,746	10,041
Aluminum	(28,896)	(11,043)	(72,331)	17,146	(7,555)	(13,862)	(22,018)
	301,643	610,419	2,258,364	3,573,790	862,133	635,981	458,607

Non-cash amortization of intangible assets	(7,573)	(8,086)	(30,526)	(34,048)	(7,664)	(7,645)	(7,644)
Profit sharing expense	(19,755)	(47,055)	(164,904)	(272,033)	(62,652)	(48,053)	(34,444)
Non-segment operations	(36,813)	(36,742)	(119,897)	(116,528)	(40,842)	(21,160)	(21,082)
Consolidated Operating Income	$237,502	$518,536	$1,943,037	$3,151,181	$750,975	$559,123	$395,437
Adjusted EBITDA
Net income	$209,872	$427,040	$1,549,956	$2,467,332	$587,500	$431,690	$320,894
Income taxes	34,090	115,199	432,924	751,611	178,281	133,422	87,131
Net interest expense (income)	(3,481)	(16,830)	(33,738)	(35,404)	(14,327)	(7,867)	(8,063)
Depreciation	116,147	102,082	441,584	397,437	106,030	107,849	111,558
Amortization of intangible assets	7,573	8,086	30,526	34,048	7,664	7,645	7,644
EBITDA	364,201	635,577	2,421,252	3,615,024	865,148	672,739	519,164
Non-cash adjustments
Unrealized (gains) losses on derivatives and currency remeasurement	(17,703)	461	6,882	(12,109)	(1,347)	818	25,114
Equity-based compensation	25,121	22,694	65,624	60,060	14,825	12,855	12,823
Adjusted EBITDA	$371,619	$658,732	$2,493,758	$3,662,975	$878,626	$686,412	$557,101

Other Operating Information
Steel
Average external sales price (Per ton)	$1,011	$1,090	$1,104	$1,152	$1,201	$1,138	$1,059
Average ferrous cost (Per ton melted)	$370	$393	$386	$414	$417	$388	$367

Flat Roll shipments
Butler, Columbus, and Sinton	1,841,745	1,841,701	7,702,731	7,459,023	1,993,305	1,943,583	1,924,098
Steel Processing divisions *	460,162	423,690	1,779,429	1,731,911	418,547	429,279	471,441
Long Product shipments
Structural and Rail Division	362,650	407,175	1,625,913	1,851,349	440,921	425,295	397,047
Engineered Bar Products Division	151,239	186,390	714,509	836,179	191,373	195,766	176,131
Roanoke Bar Division	123,133	117,244	516,258	564,776	124,920	130,109	138,096
Steel of West Virginia	81,387	87,537	321,647	378,515	86,528	79,168	74,564
Total Shipments (Tons)	3,020,316	3,063,737	12,660,487	12,821,753	3,255,594	3,203,200	3,181,377

External Shipments (Tons)	2,617,914	2,674,396	10,929,453	10,976,707	2,803,569	2,753,117	2,754,853

Steel Mill Production (Tons)	2,663,444	2,755,778	11,242,676	11,376,309	2,992,018	2,802,086	2,785,128

Metals Recycling
Nonferrous shipments (000's of pounds)	226,434	233,931	965,491	970,445	243,950	253,815	241,292
Ferrous shipments (Gross tons)	1,421,021	1,365,956	5,850,544	5,792,484	1,457,789	1,509,924	1,461,810
External ferrous shipments (Gross tons)	529,335	506,128	2,194,510	2,199,156	536,973	591,120	537,082
Steel Fabrication
Average sales price (Per ton)	$2,718	$3,501	$2,917	$4,236	$3,141	$2,978	$2,836
Shipments (Tons)	145,901	150,002	607,407	662,539	143,842	159,069	158,595

Beginning the fourth quarter 2024, results from an entity previously included in Metals Recycling are presented within Aluminum. All prior periods presented have been recast to reflect the change.

*   Includes Heartland, The Techs and United Steel Supply operations